UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): July 27, 2010

BNC Bancorp

(Exact name of registrant as specified in its charter)

North Carolina	000-50128	47-0898685
State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1226 Eastchester Drive

High Point, North Carolina 27265

(Address of principal executive offices)

Registrant’s telephone number, including area code: (336) 869-9200

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02.	Results of Operations and Financial Condition

On July 27, 2010, BNC Bancorp (BNCN) (the “Company”) issued a press release announcing second quarter 2010 earnings.

A copy of the press release is attached hereto as Exhibit (99)(a) and is incorporated by reference herein.

Item 7.01.	Regulation FD Disclosure

On July 28, 2010, W. Swope Montgomery, Jr., President and CEO of the Company and CEO of the Bank of North Carolina, the Company’s wholly-owned banking subsidiary (the “Bank”), Richard D. Callicutt II, Executive Vice President and Chief Operating Officer of the Company and President and Chief Operating Officer of the Bank, and David B. Spencer, the Executive Vice President and CFO of the Company and the Bank gave a presentation to attendees at the Keefe Bruyette & Woods, Inc. Community Bank Investor Conference at the Waldorf Astoria Hotel in New York City, New York. Included as Exhibit 99(b) are the materials used at the conference.

Item 9.01.	Financial Statements and Exhibits

(d)	Exhibits

(99)(a)	Press Release dated July 27, 2010

(99)(b)	Materials used in the presentation at the KBW Community Bank Investor Conference held on July 28, 2010.

Disclosure about forward-looking statements

This Form 8-K contains forward-looking statements. These statements are subject to certain risks and uncertainties that could cause actual results to differ materially from those anticipated in the forward-looking statements. Factors that might cause such a difference include, but are not limited to, changes in interest rate environment, management’s business strategy, national, regional, and local market conditions and legislative and regulatory conditions.

Readers should not place undue reliance on forward-looking statements, which reflect management’s view only as of the date hereof. The Company undertakes no obligation to publicly revise these forward-looking statements to reflect subsequent events or circumstances. Readers should also carefully review the risk factors described in other documents the Company filings with the Securities and Exchange Commission.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BNC BANCORP

Date: July 28, 2010

	By:	/S/ DAVID B. SPENCER
David B. Spencer, Executive Vice President and Chief Financial Officer